Exhibit 99.1
CRITEO REPORTS SOLID THIRD QUARTER 2022 RESULTS

Hosts Investor Day on October 31, 2022

NEW YORK - October 28, 2022 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the three and nine months ended September 30, 2022.

Third Quarter 2022 Financial Highlights:

The following table summarizes our consolidated financial results for the three and nine months ended September 30, 2022:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$447	$509	(12)%	$1,453	$1,601	(9)%
Gross Profit	$180	$176	2%	$549	$538	2%
Net Income (loss)	$7	$24	(73)%	$(5)	$63	NM
Gross Profit margin	40%	35%	5ppt	38%	34%	4ppt
Diluted EPS	$0.10	$0.37	(73)%	$(0.10)	$0.94	(111)%
Cash from operating activities	$42	$51	(19)%	$131	$155	(16)%
Cash and cash equivalents	$307	$497	(38)%	$307	$497	(38)%

Non-GAAP Results[1]
Contribution ex-TAC	$213	$211	1%	$645	$645	—%
Contribution ex-TAC margin	48%	41%	7ppt	44%	40%	4ppt
Adjusted EBITDA	$50	$68	(27)%	$163	$212	(23)%
Adjusted diluted EPS	$0.53	$0.64	(17)%	$1.92	$1.94	(1)%
Free Cash Flow (FCF)	$21	$35	(39)%	$89	$112	(20)%
FCF / Adjusted EBITDA	42%	51%	(9)ppt	55%	53%	2ppt

“I am pleased with our solid performance in the third quarter and our progress in integrating our acquisition of Iponweb, which is already helping to accelerate our product roadmap,” said Megan Clarken, Chief Executive Officer of Criteo. “By bringing the best of our technology together, we’re building solutions for our clients like our new DSP, Commerce Max, that are helping marketers and media owners achieve their goals in today’s competitive landscape.”

Operating Highlights

•We completed the acquisition of Iponweb, a market-leading AdTech platform company with world-class media trading capabilities, on August 1, 2022.
•We launched Commerce Max – a self-service, all-in-one demand-side platform (DSP) for enterprise marketers built for scale and powered by our leading retail media and programmatic capabilities.
•Retail Media Contribution ex-TAC grew 32% year-over-year at constant currency2, and same-retailer Contribution ex-TAC3 retention for Retail Media was 133%.
•Marketing Solutions Contribution ex-TAC grew 1% year-over-year at constant currency2.
•We expanded our platform adoption with large retailers and marketplaces, including MediaMarkt, Giant Eagle and Metro Canada.
•Criteo's activated media spend4 by the Commerce Media Platform for marketers and media owners was over $2.8 billion in the last 12 months and $656 million in Q3, growing 7% at constant currency2.
•In September 2022, we entered into a new, expanded five-year revolving credit facility to €407 million ($397 million).
___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Activated media spend is defined as the sum of our Marketing Solutions revenue and the media spend activated on behalf of our Retail Media clients.

Financial Summary

Revenue for Q3 2022 was $447 million, gross profit was $180 million and Contribution ex-TAC was $213 million. Net income for Q3 was $7 million, or $0.10 per share on a diluted basis. Adjusted EBITDA for Q3 was $50 million, resulting in an adjusted diluted EPS of $0.53. As reported, Revenue for Q3 decreased by 12%, gross profit increased 2% and Contribution ex-TAC increased by 1%. At constant currency, Revenue for Q3 decreased by 3% and Contribution ex-TAC increased by 14%. Cash flow from operating activities was $42 million and Free Cash Flow was $21 million in Q3. As of September 30, 2022, we had $317 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “We delivered 14% growth in Contribution ex-TAC at constant currency, with solid organic growth and despite a challenging macro environment. We remain focused on executing on our growth strategy with rigorous financial discipline, while delivering value to shareholders with the acceleration of our share buyback program.”

Third Quarter 2022 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 12% year-over-year in Q3 2022, or 3% at constant currency, to $447 million (Q3 2021: $509 million). Gross profit increased by 2% year-over-year in Q3 2022 to $180 million (Q3 2021: $176 million). Gross profit as a percentage of revenue, or gross profit margin, was 40% (Q3 2021: 35%). Contribution ex-TAC in the third quarter increased 1% year-over-year, or increased 14% at constant currency, to $213 million (Q3 2021: $211 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 48% (Q3 2021: 41%), up 700 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 16%, or decreased 6% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 13%, or increased 1% at constant currency, driven by a rebound in Travel, partially offset by a slowdown in Retail, anticipated identity and privacy changes and the suspension of the Company's operations in Russia.
•Retail Media revenue decreased 18%, or 14% at constant currency, reflecting the impact related to the ongoing client migration to the Company's platform. Retail Media Contribution ex-TAC increased 28%, or 32% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue reflects two months of contribution following the closing of the acquisition on August 1, 2022.

Net Income and Adjusted Net Income

Net income was $7 million in Q3 2022 (Q3 2021: $24 million). Net income margin as a percentage of revenue was 1% (Q3 2021: 5%). Net income available to shareholders of Criteo was $7 million, or $0.10 per share on a diluted basis (Q3 2021: $23 million, or $0.37 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, restructuring and transformation costs, certain acquisition and integration costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments, was $33 million, or $0.53 per share on a diluted basis (Q3 2021: $41 million, or $0.64 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $50 million, in line with the Company's guidance, representing a decrease of 27% year-over-year (Q3 2021: $68 million). This was driven by planned growth investments, including investments in our people, partially offset by higher Contribution ex-TAC over the period. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 24% (Q3 2021: 32%).

Operating expenses increased 22% year-over-year to $175 million (Q3 2021: $144 million), mostly driven by higher headcount-related expense from planned investments, equity awards compensation expense, and inclusion of the operating costs from our acquisition of Iponweb. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, acquisition-related costs, restructuring related and transformation costs, loss contingency on regulatory matters, and depreciation and amortization, which we refer to as Non-GAAP operating expenses, increased by 15% or $18 million, to $141 million (Q3 2021: $123 million).

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 19% year-over-year to $42 million in Q3 2022 (Q3 2021: $51 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased to $21 million in Q3 2022 (Q3 2021: $35 million).

Cash and cash equivalents, and marketable securities, decreased $256 million compared to December 31, 2021 to $317 million, after spending approximately $135 million for the acquisition of Iponweb (net of cash acquired), which closed on August 1, 2022, and approximately $30 million on share repurchases in the third quarter of 2022.

As of September 30, 2022, the Company had total financial liquidity of approximately $740 million, including its cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

2022 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of October 28, 2022.

Fourth quarter 2022 guidance:
•We expect Contribution ex-TAC between $275 million and $280 million, or year-over-year growth at constant-currency of +11% to +13%, including the contribution from our Iponweb acquisition.
•We expect Adjusted EBITDA between $90 million and $95 million.

Fiscal year 2022 guidance:
•We now expect Contribution ex-TAC to grow by 10% to 11% at constant currency, including the contribution from our IPONWEB acquisition.
•We now expect an Adjusted EBITDA margin of approximately 28% to 29% of Contribution ex-TAC and a Free Cash Flow conversion rate of about 45% of Adjusted EBITDA.

The above guidance for the fourth quarter and fiscal year ending December 31, 2022 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.962, a U.S. dollar-Japanese Yen rate of 132, a U.S. dollar-British pound rate of 0.817, a U.S. dollar-Korean Won rate of 1,300 and a U.S. dollar-Brazilian real rate of 5.11.

The above guidance assumes that no additional acquisitions are completed during the fourth quarter of 2022.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

New Revolving Credit Facility

Criteo closed an expanded €407 million ($397 million), five-year revolving credit facility, replacing the Company's prior €294 million ($287 million) facility. The increased borrowing capacity reflects Criteo's financial strength and growth outlook.

2022 Investor Day

Criteo will host an Investor Day in New York City on October 31, 2022. During this event, Criteo will be featuring presentations from its Chief Executive Officer, Megan Clarken, and other members of Criteo's executive leadership team followed by a live Q&A session. Presentations will begin at approximately 8:30 AM ET. A live webcast and Investor Day materials will be made available on the Company's investor relations website.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business.

Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring and transformation costs, certain acquisition and integration costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, restructuring and transformation costs, certain acquisition and integration costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, restructuring and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending December 31, 2022 and the year ending December 31, 2022, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the effects of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful integration of our acquisition of Iponweb, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of the invasion of Ukraine by Russia (including resulting sanctions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2022, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have, and inflation and rising interest rates in the U.S. could have, an impact on Criteo's business, financial condition, cash flow and results of operations. There are uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, October 28, 2022, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects 22,000 marketers and thousands of media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$307,323	$515,527
Trade receivables, net of allowances of $57.6 million and $45.4 million at September 30, 2022 and December 31, 2021, respectively	576,082	581,988
Income taxes	16,474	8,784
Other taxes	75,795	73,388
Other current assets	34,347	34,182
Restricted cash - current	25,000	—
Marketable securities - current portion	10,000	50,299
Total current assets	1,045,021	1,264,168
Property, plant and equipment, net	114,493	139,961
Intangible assets, net	77,464	82,627
Goodwill	597,781	329,699
Right of Use Asset - operating lease	101,982	120,257
Restricted cash - non current	75,000	—
Marketable securities - non current portion	—	5,000
Non-current financial assets	6,864	6,436
Other non-current assets	54,478	—
Deferred tax assets	49,487	35,443
Total non-current assets	1,077,549	719,423
Total assets	$2,122,570	$1,983,591

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$576,762	$430,245
Contingencies - current portion	60,038	3,059
Income taxes	5,602	6,641
Financial liabilities - current portion	—	642
Lease liability - operating - current portion	30,469	34,066
Other taxes	56,894	60,236
Employee - related payables	72,897	98,136
Other current liabilities	60,810	39,523
Total current liabilities	863,472	672,548
Deferred tax liabilities	2,842	3,053
Defined benefit plans	2,836	5,531
Financial liabilities - non current portion	270	360
Lease liability - operating - non current portion	77,901	93,893
Contingencies - non current portion	32,731	—
Other non-current liabilities	65,618	9,886
Total non-current liabilities	182,198	112,723
Total liabilities	1,045,670	785,271
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 64,985,388 and 65,883,347 shares authorized, issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	2,125	2,149
Treasury stock, 5,049,409 and 5,207,873 shares at cost as of September 30, 2022 and December 31, 2021, respectively.	(152,889)	(131,560)
Additional paid-in capital	760,666	731,248
Accumulated other comprehensive income (loss)	(131,651)	(40,294)
Retained earnings	569,218	601,588
Equity - attributable to shareholders of Criteo S.A.	1,047,469	1,163,131
Non-controlling interests	29,431	35,189
Total equity	1,076,900	1,198,320
Total equity and liabilities	$2,122,570	$1,983,591

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Revenue	$446,921	$508,580	(12)%	$1,452,578	$1,600,968	(9)%

Cost of revenue
Traffic acquisition cost	(233,543)	(297,619)	(22)%	(807,758)	(956,364)	(16)%
Other cost of revenue	(33,771)	(34,935)	(3)%	(96,214)	(107,011)	(10)%

Gross profit	179,607	176,026	2%	548,606	537,593	2%

Operating expenses:
Research and development expenses	(42,725)	(33,345)	28%	(118,248)	(106,957)	11%
Sales and operations expenses	(90,051)	(75,619)	19%	(278,363)	(235,724)	18%
General and administrative expenses	(42,353)	(34,877)	21%	(176,361)	(108,779)	62%
Total Operating expenses	(175,129)	(143,841)	22%	(572,972)	(451,460)	27%
Income from operations	4,478	32,185	(86)%	(24,366)	86,133	NM
Financial and Other income (expense)	3,485	(154)	NM	23,927	(1,391)	NM
Income before taxes	7,963	32,031	(75)%	(439)	84,742	NM
Provision for income taxes	(1,442)	(7,801)	(82)%	(4,735)	(22,033)	(79)%
Net Income (loss)	$6,521	$24,230	(73)%	$(5,174)	$62,709	NM

Net income (loss) available to shareholders of Criteo S.A.	$6,579	$23,481	(72)%	$(6,448)	$60,691	NM
Net income (loss) available to non-controlling interests	$(58)	$749	NM	$1,274	$2,018	(37)%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,318,114	60,873,594		60,431,597	60,759,613
Diluted	63,235,811	64,197,686		63,050,355	64,313,526

Net income (loss) allocated to shareholders per share:
Basic	$0.11	$0.39	(72)%	$(0.11)	$1.00	(111)%
Diluted	$0.10	$0.37	(73)%	$(0.10)	$0.94	(111)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Net income (loss)	$6,521	$24,230	(73)%	$(5,174)	$62,709	NM
Non-cash and non-operating items	23,816	37,668	(37)%	122,043	103,573	18%
- Amortization and provisions	20,148	25,533	(21)%	134,650	67,919	98%
- Equity awards compensation expense (1)	21,084	13,289	59%	42,594	32,174	32%
- Net gain or (loss) on disposal of non-current assets	335	735	(54)%	(361)	4,694	NM
- Interest accrued and non-cash financial income and expenses	(2,244)	—	NM	(2,244)	—	NM
- Change in deferred taxes	(8,937)	2,263	NM	(16,051)	4,568	NM
- Change in income taxes	1,779	(4,165)	NM	(12,899)	(5,820)	NM
- Other	(8,349)	13	NM	(23,646)	38	NM
Changes in working capital related to operating activities	11,291	(10,719)	NM	13,661	(11,381)	NM
- (Increase) / Decrease in trade receivables	9,923	(9,541)	NM	75,399	16,654	NM
- Increase / (Decrease) in trade payables	(2,549)	14,213	NM	(19,526)	(5,693)	NM
- (Increase) / Decrease in other current assets	(8,629)	(7,523)	15%	(23,224)	(12,710)	83%
- Increase / (Decrease) in other current liabilities	11,135	(4,705)	NM	(20,178)	(5,774)	NM
- Change in operating lease liabilities and right of use assets	1,411	(3,163)	NM	1,190	(3,858)	NM
CASH FROM OPERATING ACTIVITIES	41,628	51,179	(19)%	130,530	154,901	(16)%
Acquisition of intangible assets, property, plant and equipment	(16,161)	(16,767)	(4)%	(48,955)	(44,383)	10%
Change in accounts payable related to intangible assets, property, plant and equipment	(4,146)	810	NM	7,632	1,518	NM
Payment for businesses, net of cash acquired	(135,453)	71	NM	(135,453)	(9,527)	NM
Change in other non-current financial assets	(1,259)	6,505	NM	43,052	(13,803)	NM
CASH USED FOR (FROM) INVESTING ACTIVITIES	(157,019)	(9,381)	NM	(133,724)	(66,195)	NM
Proceeds from borrowings under line-of-credit agreement	—	—	NM	78,513	—	NM
Repayment of borrowings	—	10	NM	(78,513)	(1,262)	NM
Proceeds from exercise of stock options	266	12,113	(98)%	617	21,688	(97)%
Repurchase of treasury stocks	(29,828)	(37,682)	(21)%	(59,162)	(72,611)	(19)%
Change in other financial liabilities	107	(2,888)	NM	107	(3,636)	NM
Other	7,768	—	NM	22,242	—	NM
CASH USED FOR FINANCING ACTIVITIES	(21,687)	(28,447)	(24)%	(36,196)	(55,821)	(35)%
Effect of exchange rates changes on cash and cash equivalents	(18,145)	(5,414)	NM	(68,813)	(23,438)	NM
Net increase in cash and cash equivalents	(155,223)	7,937	NM	(108,203)	9,447	NM
Net cash and cash equivalents at beginning of period	562,546	489,521	15%	515,526	488,011	6%
Net cash and cash equivalents and restricted cash at end of period	$407,323	$497,458	(18)%	$407,323	$497,458	(18)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(8,600)	$(9,703)	(11)%	$(33,685)	$(23,285)	45%
Cash paid for interest	$(333)	$(403)	(17)%	$(959)	$(1,139)	(16)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $20.5 million and $12.8 million of equity awards compensation expense for the quarters ended September 30, 2022 and 2021, respectively, and $41.1 million and $30.8 million of equity awards compensation for the nine months ended September 30, 2022 and 2021, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change

CASH FROM OPERATING ACTIVITIES	$41,628	$51,179	(19)%	$130,530	$154,901	(16)%
Acquisition of intangible assets, property, plant and equipment	(16,161)	(16,767)	(4)%	(48,955)	(44,383)	10%
Change in accounts payable related to intangible assets, property, plant and equipment	(4,146)	810	NM	7,632	1,518	NM
FREE CASH FLOW (1)	$21,321	$35,222	(39)%	$89,207	$112,036	(20)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Gross Profit	179,607	176,026	2%	548,606	537,593	2%

Other Cost of Revenue	33,771	34,935	(3)%	96,214	107,011	(10)%

Contribution ex-TAC (1)	$213,378	$210,961	1%	$644,820	$644,604	—%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Segment	2022	2021	YoY Change	YoY Change at Constant Currency (3)	2022	2021	YoY Change	YoY Change at Constant Currency (3)
Revenue
Marketing Solutions	$387,288	$458,622	(16)%	(6)%	$1,291,599	$1,429,277	(10)%	(2.2)%
Retail Media (2)	41,170	49,958	(18)%	(14)%	142,516	171,691	(17)%	(15)%
Iponweb	18,463	—	N/A	N/A	18,463	—	N/A	N/A
Total	446,921	508,580	(12)%	(3)%	1,452,578	1,600,968	(9)%	(2)%

Contribution ex-TAC
Marketing Solutions	158,022	182,124	(13)%	1%	522,079	567,774	(8)%	2%
Retail Media (2)	36,893	28,837	28%	32%	104,278	76,830	36%	40%
Iponweb	18,463	—	N/A	N/A	18,463	—	N/A	N/A
Total (1)	$213,378	$210,961	1%	14%	$644,820	$644,604	—%	10%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin is expected to increase. Contribution ex-TAC is not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Net income (loss)	$6,521	$24,230	(73)%	$(5,174)	$62,709	NM
Adjustments:
Financial (Income) expense	(3,526)	154	NM	(23,480)	1,391	NM
Provision for income taxes	1,442	7,801	(82)%	4,735	22,033	(79)%
Equity awards compensation expense	21,084	13,290	59%	42,594	32,841	30%
Research and development	11,621	4,858	NM	21,166	11,572	83%
Sales and operations	4,577	3,875	18%	9,695	9,880	(2)%
General and administrative	4,886	4,557	7%	11,733	11,389	3%
Pension service costs	247	330	(25)%	786	1,005	(22)%
Research and development	130	170	(24)%	408	520	(22)%
Sales and operations	40	52	(23)%	119	158	(25)%
General and administrative	77	108	(29)%	259	327	(21)%
Depreciation and amortization expense	19,283	22,301	(14)%	61,568	66,646	(8)%
Cost of revenue (data center equipment)	11,972	15,520	(23)%	39,229	46,508	(16)%
Research and development	3,208	2,557	25%	9,682	6,517	49%
Sales and operations	3,540	3,545	—%	10,878	11,201	(3)%
General and administrative	563	679	(17)%	1,779	2,420	(26)%
Acquisition-related costs	6,970	2,091	NM	11,491	5,138	NM
Sales and operations	(11)	—	NM	167	—	NM
General and administrative	6,981	2,091	NM	11,324	5,138	NM
Loss contingency on regulatory matters	(1,764)	—	NM	63,920	—	NM
General and administrative	(1,764)	—	NM	63,920	—	NM
Restructuring related and transformation (gain) costs (1)	(81)	(1,767)	(95)%	6,554	19,865	(67)%
Cost of revenue	—	—	NM	—	—	NM
Research and development	(53)	(1,029)	(95)%	985	5,238	(81)%
Sales and operations	(624)	(106)	NM	3,908	8,812	(56)%
General and administrative	596	(632)	NM	1,661	5,815	(71)%
Total net adjustments	43,655	44,200	(1)%	168,168	148,919	13%
Adjusted EBITDA (2)	$50,176	$68,430	(27)%	$162,994	$211,628	(23)%

(1) For the three and nine months ended September 30, 2022 and September 30, 2021, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended		Nine Months Ended
	September 30,		June 30,
	2022	2021	2022	2021
(Gain) from forfeitures of share-based compensation awards	—	—	—	(666)
Facilities related (gain) costs	(284)	(1,645)	1,002	14,692
Payroll related (gain) costs	(306)	(334)	4,686	4,637
Consulting costs related to transformation	509	212	866	1,202
Total restructuring related and transformation (gain) costs	$(81)	$(1,767)	$6,554	$19,865
For the three and nine months ended September 30, 2022 and September 30, 2021, respectively, the cash outflows related to restructuring related and transformation costs were $6.6 million, and $4.4 million and 9.7 million, and $20.9 million respectively, and were mainly comprised of payroll costs, broker and termination penalties related to real-estate facilities and other consulting fees.

(2) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, depreciation and amortization expense and certain restructuring and transformation costs, certain acquisition and integration costs and a loss contingency related to a regulatory matter. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Research and Development expenses	$(42,725)	$(33,345)	28%	$(118,248)	$(106,957)	11%
Equity awards compensation expense	11,621	4,858	NM	21,166	11,572	83%
Depreciation and Amortization expense	3,208	2,557	25%	9,682	6,517	49%
Pension service costs	130	170	(24)%	408	520	(22)%
Restructuring related and transformation (gain) costs	(53)	(1,029)	(95)%	985	5,238	(81)%
Non GAAP - Research and Development expenses	(27,819)	(26,789)	4%	(86,007)	(83,110)	3%
Sales and Operations expenses	(90,051)	(75,619)	19%	(278,363)	(235,724)	18%
Equity awards compensation expense	4,577	3,875	18%	9,695	9,880	(2)%
Depreciation and Amortization expense	3,540	3,545	—%	10,878	11,201	(3)%
Pension service costs	40	52	(23)%	119	158	(25)%
Acquisition-related costs	(11)	—	NM	167	—	NM
Restructuring related and transformation (gain) costs	(624)	(106)	NM	3,908	8,812	(56)%
Non GAAP - Sales and Operations expenses	(82,529)	(68,253)	21%	(253,596)	(205,673)	23%
General and Administrative expenses	(42,353)	(34,877)	21%	(176,361)	(108,779)	62%
Equity awards compensation expense	4,886	4,557	7%	11,733	11,389	3%
Depreciation and Amortization expense	563	679	(17)%	1,779	2,420	(26)%
Pension service costs	77	108	(29)%	259	327	(21)%
Acquisition-related costs	6,981	2,091	NM	11,324	5,138	NM
Restructuring related and transformation (gain) costs	596	(632)	NM	1,661	5,815	(71)%
Loss contingency on regulatory matters	(1,764)	0	NM	63,920	0	NM
Non GAAP - General and Administrative expenses	(31,014)	(28,074)	10%	(85,685)	(83,690)	2%
Total Operating expenses	(175,129)	(143,841)	21.8%	(572,972)	(451,460)	26.9%
Equity awards compensation expense	21,084	13,290	59%	42,594	32,841	30%
Depreciation and Amortization expense	7,311	6,781	8%	22,339	20,138	11%
Pension service costs	247	330	(25)%	786	1,005	(22)%
Acquisition-related costs	6,970	2,091	NM	11,491	5,138	NM
Loss contingency on regulatory matters	(1,764)	—	NM	63,920	—	NM
Restructuring related and transformation (gain) costs	(81)	(1,767)	(95)%	6,554	19,865	(67)%
Total Non GAAP Operating expenses (1)	$(141,362)	$(123,116)	15%	$(425,288)	$(372,473)	14%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, restructuring and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Equity awards compensation expense
Research and development	$11,621	$4,858	NM	$21,166	$11,572	83%
Sales and operations	4,577	3,875	18%	9,695	9,880	(2)%
General and administrative	4,886	4,557	7%	11,733	11,389	3%
Total equity awards compensation expense	21,084	13,290	59%	42,594	32,841	30%

Pension service costs
Research and development	130	170	(24)%	408	520	(22)%
Sales and operations	40	52	(23)%	119	158	(25)%
General and administrative	77	108	(29)%	259	327	(21)%
Total pension service costs	247	330	(25)%	786	1,005	(22)%

Depreciation and amortization expense
Cost of revenue (data center equipment)	11,972	15,520	(23)%	39,229	46,508	(16)%
Research and development	3,208	2,557	25%	9,682	6,517	49%
Sales and operations	3,540	3,545	—%	10,878	11,201	(3)%
General and administrative	563	679	(17)%	1,779	2,420	(26)%
Total depreciation and amortization expense	19,283	22,301	(14)%	61,568	66,646	(8)%

Acquisition-related costs
Sales and operations	(11)	—	NM	167	—	NM
General and administrative	6,981	2,091	NM	11,324	5,138	NM
Total acquisition-related costs	6,970	2,091	NM	11,491	5,138	NM

Loss contingency on regulatory matters
General and administrative	(1,764)	—	NM	63,920	—	NM
Total loss contingency on regulatory matters	(1,764)	—	NM	63,920	—	NM

Restructuring related and transformation (gain) costs
Cost of revenue	—	—	NM	—	—	NM
Research and development	(53)	(1,029)	(95)%	985	5,238	(81)%
Sales and operations	(624)	(106)	NM	3,908	8,812	(56)%
General and administrative	596	(632)	NM	1,661	5,815	(71)%
Total restructuring related and transformation (gain) costs	$(81)	$(1,767)	(95)%	$6,554	$19,865	(67)%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Net income (loss)	$6,521	$24,230	(73)%	$(5,174)	$62,709	NM
Adjustments:
Equity awards compensation expense	21,084	13,290	59%	42,594	32,841	30%
Amortization of acquisition-related intangible assets	3,531	3,303	7%	10,853	9,174	18%
Acquisition-related costs	6,970	2,091	NM	11,491	5,138	NM
Loss contingency on regulatory matters	(1,764)	—	NM	63,920	—	NM
Restructuring related and transformation (gain) costs	(81)	(1,767)	(95)%	6,554	19,865	(67)%
Tax impact of the above adjustments (1)	(3,036)	(114)	NM	(8,978)	(4,686)	92%
Total net adjustments	26,704	16,803	59%	126,434	62,332	NM
Adjusted net income(2)	$33,225	$41,033	(19)%	$121,260	$125,041	(3)%

Weighted average shares outstanding
- Basic	60,318,114	60,873,594		60,431,597	60,759,613
- Diluted	63,235,811	64,197,686		63,050,355	64,313,526

Adjusted net income per share
- Basic	$0.55	$0.67	(18)%	$2.01	$2.06	(2)%
- Diluted	$0.53	$0.64	(17)%	$1.92	$1.94	(1)%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) We define Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, restructuring and transformation costs, certain acquisition and integration costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition-related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Gross Profit as reported	$179,607	$176,026	2%	$548,606	$537,593	2%

Other cost of revenue as reported	(33,771)	(34,935)	(3)%	(96,214)	(107,011)	(10)%

Contribution ex-TAC as reported(2)	213,378	210,961	1%	644,820	644,604	—%
Conversion impact U.S. dollar/other currencies	27,832	—		62,740	—
Contribution ex-TAC at constant currency(2)	241,210	210,961	14%	707,560	644,604	10%
Contribution ex-TAC(2)/Revenue as reported	48%	41%		44%	40%

Traffic acquisition costs as reported(2)	(233,543)	(297,619)	(22)%	(807,758)	(956,364)	(16)%
Conversion impact U.S. dollar/other currencies	(18,558)	—		(47,369)	—
Traffic acquisition costs at constant currency(2)	(252,101)	(297,619)	(15)%	(855,127)	(956,364)	(11)%

Revenue as reported(2)	446,921	508,580	(12)%	1,452,578	1,600,968	(9)%
Conversion impact U.S. dollar/other currencies	46,390	—		110,109	—
Revenue at constant currency(2)	$493,311	$508,580	(3)%	$1,562,687	$1,600,968	(2)%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Contribution ex-TAC to Gross Profit" for a reconciliation of Contribution ex-TAC to gross profit..

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	2022	2021
Shares outstanding as at January 1,	60,675,474	60,639,570
Weighted average number of shares issued during the period	(243,877)	120,043
Basic number of shares - Basic EPS basis	60,431,597	60,759,613
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,618,758	3,553,913
Diluted number of shares - Diluted EPS basis	63,050,355	64,313,526

Shares issued as September 30, before Treasury stocks	64,985,388	66,315,019
Treasury stock as of September 30,	(5,049,409)	(5,544,527)
Shares outstanding as of September 30, after Treasury stocks	59,935,979	60,770,492
Total dilutive effect of share options, warrants, employee warrants	9,403,211	6,861,312
Fully diluted shares as at September 30,	69,339,190	67,631,804

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020

Clients	(0.3)%	(0.2)%	21,673	21,711	21,597	21,745	21,747	21,332	20,626	21,460	20,565

Revenue	(12)%	(10)%	446,921	495,090	510,567	653,267	508,580	551,311	541,077	661,282	470,345
Americas	(2)%	(6)%	201,274	213,340	194,847	287,270	204,428	221,227	203,900	312,817	204,618
EMEA	(20)%	(15)%	150,915	176,867	193,954	234,559	188,354	209,303	212,096	232,137	167,800
APAC	(18)%	(10)%	94,732	104,883	121,766	131,438	115,798	120,781	125,081	116,328	97,927

Revenue	(12)%	(10)%	446,921	495,090	510,567	653,267	508,580	551,311	541,077	661,282	470,345
Marketing Solutions	(16)%	(12)%	387,288	440,423	463,888	577,962	458,622	487,465	483,190	543,262	412,126
Retail Media (2)	(18)%	(25)%	41,170	54,667	46,679	75,305	49,958	63,846	57,887	118,020	58,219
Iponweb	N/A	N/A	18,463	—	—	—	—	—	—	—	—

TAC	(22)%	(17)%	(233,543)	(280,565)	(293,650)	(377,076)	(297,619)	(331,078)	(327,667)	(408,108)	(284,401)
Marketing Solutions	(17)%	(13)%	(229,266)	(262,454)	(277,800)	(349,584)	(276,498)	(294,132)	(290,873)	(324,017)	(243,616)
Retail Media (2)	(80)%	(76)%	(4,277)	(18,111)	(15,850)	(27,492)	(21,121)	(36,946)	(36,794)	(84,091)	(40,785)
Iponweb	N/A	N/A	—	—	—	—	—	—	—	—	—

Contribution ex-TAC (1)	1%	(1)%	213,378	214,525	216,917	276,191	210,961	220,233	213,410	253,174	185,944
Marketing Solutions	(13)%	(11)%	158,022	177,969	186,088	228,378	182,124	193,333	192,317	219,245	168,510
Retail Media (2)	28%	1%	36,893	36,556	30,829	47,813	28,837	26,900	21,093	33,929	17,434
Iponweb	N/A	N/A	18,463	—	—	—	—	—	—	—	—

Cash flow from operating activities	(19)%	198%	41,628	13,972	74,930	66,012	51,179	26,360	77,362	44,080	51,156

Capital expenditures	27%	31%	20,307	15,452	5,564	10,145	15,957	13,128	13,780	22,302	12,898

Capital expenditures/Revenue	2ppt	2ppt	5%	3%	1%	2%	3%	2%	3%	3%	3%

Net cash position	(18)%	(28)%	407,323	562,546	589,343	515,527	497,458	489,521	520,060	488,011	626,744

Headcount	33%	12%	3,537	3,146	2,939	2,781	2,658	2,572	2,532	2,594	2,636

Days Sales Outstanding (days - end of month)	8 days	2 days	78	76	74	65	70	66	64	56	62

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin is expected to increase. Contribution ex-TAC is not impacted by this transition.